UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2017

PETRONE WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30380	87-0652348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 N. Commerce Parkway Weston, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code: (855) 297-3876

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01.     Entry into a Material Definitive Agreement.

On October 3, 2017, Petrone Worldwide, Inc. (the “Company”) entered into an International Agent Agreement (the “Agreement”) with Dewan & Sons, an India corporation (the “Manufacturer”). Under the terms of the Agreement, the Company will distribute distribute, sell and market the Manufacturer’s products in North America, South America, The Carribean, Mexico and Europe for a period of five years, commencing October 3, 2017 and renew annually.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto, and in incorporated into this report by reference below.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	International Agent Agreement, by and between Petrone Worldwide, Inc. and Dewan & Sons dated October 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.

Date: October 12, 2017	/s/ Victor Petrone
Name: Victor Petrone
Title: President/Chief Executive Officer

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